INDEMNITY AGREEMENT


     THIS AGREEMENT is made and entered into as of September 29, 2000, by and between ENERGY PRODUCERS INC., a Nevada Corporation (the "Corporation"), and Larry W. Trapp (Indemnitee), a Director or Officer of the Corporation.

RECITALS

     WHEREAS, it is essential to the corporation to retain and attract as Directors and Officers the most capable persons available; and

     WHEREAS, the substantial increase in corporate litigation subjects Directors and Officers of the Corporation to expensive litigation risks at the same time that the availability of Directors' and Officers' liability insurance has been severely limited: and

     WHEREAS, it is now and has always been the express policy of the Corporation to indemnify persons serving as its Directors and Officers so as to provide them with the maximum possible protection permitted by law; and

     WHEREAS, Indemnitee does not regard the protection available under the Corporation's Restated Certificate of Incorporation, By-laws and insurance as adequate in the present circumstances, and may not be willing to serve as a Director or Officer of the Corporation with-out adequate protection, and the Corporation desires Indemnitee to serve in such capacity.

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the Corporation and Indemnitee hereby agree as follows:

     1. Agreement to Serve. Indemnitee agrees to serve or continue to serve as a Director or Officer of the Corporation for so long as he is duly elected or appointed or until such time as he/she tenders his/her resignation in writing.

     2.   Definitions. For purposes of this Agreement:

          (a) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which
               Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a Director or Officer of the Corporation, by reason of any action taken by him/her or any inaction on his/her part while acting in his/her capacity as such a Director or Officer, or by reason of the fact that he/she is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; in each case whether or not he/she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.



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INDEMNIFICATION


          (b) The term "Expenses" shall include, without limitation, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Indemnitee, attorney's fees and disbursements and any expenses of establishing a right to indemnification under Section 7 of this agreement, but shall not include the amount of judgments, fines or penalties against Indemnitee.

          (c) References to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a Director, Officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, Officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in food faith and in a manner he reasonable believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Agreement.

          (d) A "Change in Control of the Corporation" shall be deemed to have occurred if (i) any "person" [as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended], who is not currently a stockholder of the Corporation, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the
               Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes a "beneficial owner" (as defined in Rule 13d-3 under said act), directly or indirectly, of securities of the Corporation representing 20% or more of the total voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the Voting
               Stock), or (ii) during any period of two consecutive years, individuals, who at the beginning of such period constitute the Board of Directors of the Corporation, and any new director, whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least two thirds (2/3rds) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the Voting Stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the Voting Stock or the voting securities of such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets.

INDEMNIFICATION


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     3.   Indemnity in Third Party Proceedings.  The Corporation shall indemnify
          Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding (other that a Proceeding by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses, judgments, fines and penalties, actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if Indemnitee acted in food faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that his/her conduct was unlawful. The termination of any such Proceeding be judgment, order of court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal proceeding, that such person had reasonable cause to believe that his/her conduct was unlawful.

     4.   Indemnity in  Proceedings by or in the Right of the  Corporation.  The
          Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is a party to or threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses actually and reasonable incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if he/she acted in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation, except that in indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that any court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as such court shall deem proper.

     5. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified by the Corporation against all Expenses incurred in connection therewith.

     6. Advances and Expenses. Expenses incurred by Indemnitee in connection with any Proceeding shall be paid by the Corporation in advance of the final disposition thereof upon the written request of Indemnitee, if Indemnitee shall undertake to repay such amount if and to the extent it is ultimately determined that Indemnitee is not entitled to indemnification. INDEMNIFICATION

     7.   Right of Indemnitee to  Indemnification  Upon  Application:  Procedure
          Upon


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          Application.

          (a) Any indemnification under Sections 3 and 4 shall be made no later than 45 days after receipt by the Corporation of a written request therefor from Indemnitee, unless a determination in made within said 45 day period by (1) the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to the Proceeding in respect of which such written request is made, or (2) independent legal counsel in a written opinion (which counsel shall be appointed if such a quorum in not obtainable), that the Indemnitee has not met the applicable standard for indemnification set forth in Section 3 or 4 hereof, whichever shall be applicable; provided, however, that, notwithstanding the foregoing, following the occurrence of a Change in Control of the Corporation, the determination as to whether or not Indemnitee has met the applicable standard of indemnification set forth in Section 3 or 4 hereof, whichever shall be applicable, shall in all events be made by independent counsel selected as provided in paragraph (b) of this section.

          (b) The selection of independent counsel referred to in the proviso of paragraph (a) of this section shall be made by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld). If the Corporation and the Indemnitee are unable reasonably to agree on the selection of such independent counsel, such counsel shall be selected by lot from among the Phoenix, Arizona metropolitan area law firms having more that 50 attorneys, having a rating of "av" or better in the then current Martindale Hubbell Law Directory and not having performed services for the Corporation or Indemnitee during the preceding five years. Such selection by lot shall be conducted by outside counsel named by the Corporation and be made in the presence of Indemnitee (and his/her legal counsel or either of them, as
               Indemnitee may elect). The outside counsel named by the Corporation and Indemnitee (and his/her legal counsel or either of them, as Indemnitee may elect) shall contact, in the order of their selection by lot, such law firms, requesting each such firm to accept the engagement to make the determination required hereunder until one of such firms accepts such engagement. Such independent counsel, among other things, shall render its written opinion to the Corporation and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under
               Section 3 or 4 of this Agreement, whichever shall be applicable. The Corporation agrees to pay the reasonable fees of such independent counsel and to indemnify such counsel fully against any and all expenses (including attorney's fees), claims, liabilities and damages arising our of or relating to this Agreement or its engagement pursuant hereto. If, pursuant to the proviso of paragraph (a) of this Section, the determination as to whether or not Indemnitee has met the applicable standard of conduct for indemnification set forth in Section 3 or 4 hereof, whichever shall be applicable, is to be made by independent counsel selected in accordance with this paragraph, Indemnitee and the Corporation will use their best efforts to accomplish the selection of such independent counsel promptly enough to permit such independent counsel to make such determination within the 45- day period referred to in such paragraph (a).

          (c) The right to indemnification and advances as provided by this Agreement shall be enforceable by Indemnitee in an action in any court of competent jurisdiction. In such an action, the burden of proving that indemnification is not required hereunder shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors and independent legal counsel) to have made a determination prior to the commencement of such an indemnification action that indemnification is proper and in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of directors and independent counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee's Expenses reasonably incurred in connection with successfully establishing his/her right to indemnification, in whole or in part, in connection with any Proceeding shall also be indemnified by the Corporation.

     8.   Indemnification Hereunder Not Exclusive.

          (a) The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Restated Certificate Of Incorporation or the By-laws of the Corporation, any agreement, any vote of stockholders or disinterested Directors, the General Corporation Law of the State of Nevada, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office.

          (b) The indemnification under this agreement shall continue as to Indemnitee even though he/she may have ceased to be a Director, or Officer of the Corporation and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

     9. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgment, fines or penalties actually and reasonably incurred by him/her in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or penalties as to which Indemnitee is so entitled to indemnification.

     10. Saving Clause. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines and penalties with respect to any Proceeding to the full extent permitted by any applicable portion of the Agreement that shall not have been invalidated or by any applicable law.

     11. Stockholder Approval: Termination. This Agreement shall terminate at the conclusion of the next annual meeting of the stockholders of the Corporation in the event that it shall not have been ratified and approved by such stockholders at such annual meeting, by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's voting stock present in person or represented by proxy at such annual meeting; provided, that, in the event of such termination all rights and liabilities of the parties which shall have arisen under this Agreement prior to such termination (whether by reason of the circumstances giving rise to such rights and liabilities having occurred prior thereto or otherwise) shall survive such termination. Subject to the foregoing provisions of this Section, this Agreement shall continue in full force and effect until terminated by an instrument in writing signed by both of the parties hereto.


INDEMNIFICATION

     12. Notice. Indemnitee shall, as a condition precedent to his/her right to be indemnified under this Agreement, give to the Corporation notice in writing as soon as practicable of any claim made against him/her for which indemnity will or could be sought hereunder. Notice to the Corporation shall be directed to Energy Producers Inc., at its principal offices in Scottsdale Arizona,
          Attention: President (or other such address as the Corporation shall designate in writing to Indemnitee). Notice shall be deemed received three days after the date postmarked if sent by prepaid mail, properly addressed. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and shall we within Indemnitee's power.

     13. Security. To the fullest extent permitted by applicable law, the Corporation may from time to time, but shall not be required to, provide such insurance, collateral, letters of credit or other security devices as its Board of Directors may deem appropriate to support or secure the Corporation's obligations under this Agreement.

     14. Amendment. This Agreement may not be amended, except by an instrument in writing signed by both of the parties hereto.

     15. Counterparts. This Agreement may be executed in any number of counterparts, each and all of which shall constitute one agreement.

     16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

     17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns and Indemnitee and his/her heirs and personal representatives.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                                          ENERGY PRODUCERS, INC.



                                                               By /s/ Mel Herzog
                                                               -----------------
                                                                  Chairman & CEO


                                                                     INDEMNITEE:


                                                              /s/ Larry W. Trapp
                                                              ------------------
                                                                        Director